Exhibit 99.1

CONTACT:	Investor Relations
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Corporate Communications
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Delta Air Lines Announces Early Tender Results for Offers for Pass Through Certificates and Notes

ATLANTA, Sept. 13, 2010 – Delta Air Lines, Inc. (NYSE: DAL) today announced that approximately $99 million aggregate current principal amount outstanding of securities subject to its Any and All Offer was validly tendered and not withdrawn prior to 5 p.m. EDT Sept. 10, 2010, the Early Tender Deadline for the previously announced cash tender offer.  Delta also announced that approximately $359 million aggregate current principal amount outstanding of securities subject to its Dutch Auction Offer has been validly tendered and not withdrawn as of the Early Tender Deadline.

The aggregate amount of each series of securities subject to the Any and All Offer that was validly tendered and not withdrawn by the Early Tender Deadline is set forth in the table below.

Any and All Offer
Title of Security	CUSIP Number	Original Principal Amount Issued	Current Principal Amount Outstanding(1)	Original Principal Amount Tendered	Current Principal Amount Tendered
Northwest Airlines, Inc. Pass Through Certificates, Series 2002-1C-2	667294BD3	$56,000,000	$18,369,566	$50,202,000	$18,082,137
Northwest Airlines, Inc. Pass Through Certificates, Series 2002-1G-1	667294BA9	$487,131,000	$230,651,985	$160,840,000	$76,156,240
Northwest Airlines, Inc. Pass Through Certificates, Series 2007-1B	667294BF8	$115,845,000	$90,561,926	$6,467,000	$5,055,583
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(1)	As of Aug. 25, 2010; reflects principal repayments on each series of pass through certificates according to the amortization schedule applicable to such series; excludes securities held by Delta.

Delta has accepted for payment all securities validly tendered and not withdrawn prior to the Early Tender Deadline in the Any and All Offer and expects to make payment for such securities by depositing funds with Depository Trust Company today.

The aggregate amount of each series of securities subject to the Dutch Auction Offer that was validly tendered and not withdrawn by the Early Tender Deadline is set forth in the table below:

Dutch Auction Offer
Title of Security	CUSIP Number	Original Principal Amount Issued	Current Principal Amount Outstanding(1)	Original Principal Amount Tendered	Current Principal Amount Tendered
Delta Air Lines, Inc. Pass Through Certificates, Series 2007-1C	247367BK0	$220,103,000	$159,152,912	$55,845,000	$42,991,102
Delta Air Lines, Inc. 11¾% Senior Second Lien Notes due 2015	247361ZE1	$600,000,000	$567,510,000	$315,519,000	$315,519,000
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(1)	As of Aug. 25, 2010; reflects principal repayments on each series of pass through certificates according to the amortization schedule applicable to such series; excludes securities held by Delta.

The principal amount of securities to be purchased in the Dutch Auction Offer will be equal to the amount, if any, by which the current principal amount outstanding of securities purchased through the Any and All Offer is less than $300 million (the “Dutch Auction Cap”).  The aggregate current principal amount outstanding of the securities tendered and not validly withdrawn pursuant to the Dutch Auction Offer as of the Early Tender Deadline, when withdrawal rights terminated, exceeds the Dutch Auction Cap.  As a result, it is expected that such securities, if accepted for purchase, will be purchased on a pro rata basis as described in the Offer to Purchase related to the offers, and securities not purchased will be returned to the holders.

The tender offers expire at 11:59 p.m. EDT on Sept. 24, 2010 unless extended or earlier terminated.  Holders of securities who validly tender their securities after the Early Tender Deadline and by the expiration date will only be eligible to receive the applicable total consideration minus the early tender payment of $30 per $1,000 current principal amount outstanding of any securities accepted for purchase.  The deadline for withdrawal of tenders of securities was 5 p.m. EDT on Sept. 10, 2010 and securities tendered pursuant to the offers may no longer be withdrawn, unless required by applicable law.

The complete terms and conditions of the offers are described in the Offer to Purchase dated Aug. 25, 2010 and the related Letter of Transmittal.

Delta has retained Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC to serve as the Dealer Managers for the tender offers.  Delta has also retained Global Bondholder Services Corporation to serve as the Depositary and Information Agent.   Copies of the Offer to Purchase and Letter of Transmittal can be obtained by contacting the Information Agent at (866) 873-7700.  Questions regarding the tender offers should be directed to Barclays Capital at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), Deutsche Bank Securities at (866) 627-0391 (toll free) or (212) 250-2955 (collect), Morgan Stanley at (800) 624-1808 (toll free) or (212) 761-5384 (collect), and UBS Investment Bank  at (888) 719-4210 (toll free) or (203) 719-4210 (collect).  You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offers.

This press release is not a tender offer to purchase or a solicitation of acceptance of a tender offer, which may be made only pursuant to the terms of the Offer to Purchase and the Letter of Transmittal.  In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the tender offers will be deemed made on behalf of Delta by Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporation and UBS Securities LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.  The tender offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Delta Air Lines serves more than 160 million customers each year. With its unsurpassed global network, Delta and the Delta Connection carriers offer service to 354 destinations in 65 countries on six continents. Headquartered in Atlanta, Delta employs more than 75,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, the world’s largest airline loyalty program; the award-winning BusinessElite service; and 50 Delta Sky Clubs in airports worldwide. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the effects of the global recession; the effects of the global financial crisis; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the ability to realize the anticipated benefits of our merger with Northwest; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; the effects of weather, natural disasters and seasonality on our business; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009 and our report on Form 10-Q for the quarterly period ended June 30, 2010.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Sept. 13, 2010, and which we have no current intention to update.

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